Exhibit 99

NEWS RELEASE

FOR IMMEDIATE RELEASE October 21, 2014	Media contacts: Bob Varettoni 908-559-6388 robert.a.varettoni@verizon.com Ray McConville 908-559-3504 raymond.mcconville@verizon.com

Verizon Reports Strong Customer Additions and

Another Quarter of Double-Digit Earnings Growth

3Q 2014 HIGHLIGHTS

Consolidated

•	89 cents in earnings per share (EPS), compared with 78 cents per share (or 77 cents on a non-GAAP adjusted basis) in 3Q 2013.

Wireless

•	Added 1.5 million net retail connections; retail postpaid churn of 1.00 percent; 106.2 million total retail connections; 100.1 million total retail postpaid connections.

•

4.8 percent year-over-year increase in service revenues; 4.6 percent year-over-year increase in retail service revenues; 31.9 percent operating income margin; 49.5 percent segment EBITDA margin on service revenues (non-GAAP).

Wireline

•	4.5 percent year-over-year increase in consumer revenues, the ninth consecutive quarter of more than 4 percent growth; consumer ARPU (average revenue per user) up 10.3 percent.

•	13.4 percent year-over-year increase in FiOS revenues; 162,000 FiOS Internet and 114,000 FiOS Video net additions.

Verizon News Release, page 2

NEW YORK – Verizon Communications Inc. (NYSE, Nasdaq: VZ) today reported double-digit year-over-year percentage growth in reported and adjusted earnings per share for the 10th time in the past 11 quarters.

The company posted another strong quarter of Verizon Wireless connections growth and profitability, and customer growth for FiOS fiber-optic services.

Chairman and CEO Lowell McAdam said: “We have great confidence heading into the fourth quarter, as Verizon continues to deliver consistently strong operating and financial results. We see continued, healthy customer demand for wireless and broadband services, and we are encouraged by the growth we are starting to see in the areas of video delivery and machine-to-machine. Our cash generation remains strong, and last month we were pleased to announce board approval of a quarterly dividend increase for the eighth consecutive year.”

Verizon reported 89 cents in EPS in third-quarter 2014, compared with 78 cents per share in third-quarter 2013. No special items impacted third-quarter 2014 earnings. Third-quarter 2013 results included a non-operational net gain of 1 cent per share.

The 89 cents in EPS in third-quarter 2014 is a 15.6 percent increase compared with 77 cents per share on an adjusted basis (non-GAAP) in third-quarter 2013.

Consolidated Highlights

•

Total operating revenues in third-quarter 2014 were $31.6 billion, a 4.3 percent increase compared with third-quarter 2013. Excluding third-quarter 2013 revenues of the public sector business Verizon divested at the beginning of third-quarter 2014, the comparable growth rate (non-GAAP) would have been 4.9 percent.

•

Capital expenditures totaled $12.6 billion through the first nine months of 2014, up 6.9 percent year over year. Verizon projects capital spending of around $17 billion for full-year 2014, with consistent wireless capital spending throughout the year to stay ahead of customer demand by adding capacity to optimize the company’s 4G LTE network.

•	Verizon continues to target consolidated top-line growth of 4 percent in 2014. For the full year, results for consolidated adjusted and wireless segment EBITDA service margin

Verizon News Release, page 3

(non-GAAP, based on earnings before interest, taxes, depreciation and amortization) will be dependent on fourth-quarter volumes and installment take rates. Wireline segment EBITDA margin remains on track to expand on a full-year basis.

•

New revenue streams from machine-to-machine and telematics totaled $150 million in third-quarter 2014 – or more than $400 million through the first nine months of 2014, an increase of more than 40 percent year to date.

Verizon Wireless Delivers Strong Customer Additions and Profitability

In third-quarter 2014, Verizon Wireless delivered strong growth in retail postpaid net connections, a high number of tablet additions, an increase in smartphone penetration and continued high segment EBITDA margin on service revenues (non-GAAP).

Wireless Financial Highlights

•

Total revenues were $21.8 billion in third-quarter 2014, up 7.0 percent year over year. Service revenues in the quarter totaled $18.4 billion, up 4.8 percent year over year. Retail service revenues grew 4.6 percent year over year, to $17.6 billion.

•	Retail postpaid ARPA (average revenue per account) increased 3.5 percent over third-quarter 2013, to $161.24 per month.

•

In third-quarter 2014, wireless operating income margin was 31.9 percent and segment EBITDA margin on service revenues was 49.5 percent. This compares with 33.8 percent and 51.1 percent, respectively, in third-quarter 2013.

Wireless Operational Highlights

•	Verizon Wireless added 1.53 million retail net connections, including 1.52 million retail postpaid connections, in the third quarter. These additions exclude acquisitions and adjustments.

•	At the end of the third quarter, the company had 106.2 million retail connections. This includes 100.1 million retail postpaid connections, a 5.2 percent increase year over year.

•	Verizon Wireless had 35.4 million retail postpaid accounts at the end of the third quarter, up 1.3 percent over third-quarter 2013, and 2.82 connections per account, up 3.7 percent year over year.

•

During third-quarter 2014, the company added 457,000 postpaid phones and 1.1 million postpaid tablets. At the end of the quarter, smartphones accounted for 77 percent of the Verizon Wireless retail postpaid customer phone base, up from 75 percent at the end of second-quarter 2014.

Verizon News Release, page 4

•

Retail postpaid churn was 1.00 percent in the third quarter, an increase of 6 basis points sequentially and 3 basis points year over year. Retail churn was 1.29 percent in the third quarter, up 4 basis points sequentially and 1 basis point year over year.

•

The company continued to enhance its 4G LTE device lineup. In the third quarter, Verizon Wireless launched the HTC One Remix, LG G Vista, Kyocera Brigadier, HTC One (M8) for Windows, Apple iPhone 6 and 6 Plus and New Moto X smartphones; the Verizon Jetpack 4G LTE Mobile Hotspot MiFi 6620L, and Samsung Galaxy Tab 4 (10.1) and Tab S 10.5 tablets.

•

During the third quarter, Verizon Wireless continued to add capacity to its 4G LTE network, the largest in the United States, using AWS-1 spectrum. This additional bandwidth, called XLTE, is now available in more than 400 markets across the country.

Wireline Consumer Revenue Growth Remains Strong

Verizon’s wireline segment reported continued strong results for consumer services, where year-over-year quarterly revenues now have grown by more than 4 percent for nine consecutive quarters.

Wireline Financial Highlights

•

Total revenues were $9.6 billion in third-quarter 2014, down 0.8 percent year over year. Consumer revenues were $3.9 billion, up 4.5 percent compared with third-quarter 2013, with FiOS revenues representing 76 percent of the total. Consumer ARPU for wireline services increased to $125.32 per month in third-quarter 2014, up 10.3 percent compared with third-quarter 2013.

•	Total FiOS revenues grew 13.4 percent, to $3.2 billion, comparing third-quarter 2014 with third-quarter 2013.

•

Wireline operating income margin was 2.3 percent in third-quarter 2014, up from 1.5 percent in third-quarter 2013. Segment EBITDA margin (non-GAAP) was 23.0 percent in third-quarter 2014, flat compared with third-quarter 2013.

•

Sales of strategic services to enterprise customers increased 1.0 percent, to $2.1 billion, compared with third-quarter 2013. Strategic services include private IP, Ethernet, data center, cloud, security and managed services.

Wireline Operational Highlights

•	In third-quarter 2014, Verizon added 162,000 net new FiOS Internet connections and 114,000 net new FiOS Video connections. Verizon had totals of 6.5 million FiOS Internet

Verizon News Release, page 5

and 5.5 million FiOS Video connections at the end of the third quarter, representing year-over-year increases of 8.8 percent and 7.0 percent, respectively.

•

FiOS Internet penetration (subscribers as a percentage of potential subscribers) was 40.6 percent at the end of third-quarter 2014, compared with 39.2 percent at the end of third-quarter 2013. In the same periods, FiOS Video penetration was 35.5 percent, compared with 34.9 percent. The FiOS network passed 19.7 million premises by the end of third-quarter 2014.

•

By the end of third-quarter 2014, 57 percent of consumer FiOS Internet customers subscribed to FiOS Quantum, which provides speeds ranging from 50 to 500 megabits per second, up from 55 percent at the end of second-quarter 2014.

•

As of this week, nearly 5 million FiOS customers have already been upgraded to SpeedMatch upload speeds that mirror download speeds. This upgrade, at no additional customer cost, helps distinguish the benefits of fiber-based broadband.

•

Broadband connections totaled 9.1 million at the end of third-quarter 2014, a 1.7 percent year-over-year increase. Net broadband connections increased by 69,000 in third-quarter 2014, as FiOS Internet net additions more than offset declines in DSL-based High Speed Internet connections.

•

Verizon has been replacing high-maintenance portions of its residential copper network with fiber optics to provide customers with more resilient infrastructure and reduce repairs, which improves customer satisfaction and reduces costs. In third-quarter 2014, Verizon migrated an additional 55,000 customers to fiber, bringing the year-to-date total to around 200,000.

•

In the third quarter, Verizon Enterprise Solutions began deploying innovative enterprise-grade network, cloud, security, mobility and other technology solutions for some of the world’s strongest brands: healthcare clients CVS Health, Carestream Health and Atlantic Health System; public sector customers such as the Australian Taxation Office, Australian Department of Foreign Affairs, California Department of Transportation (Caltrans) and Corporation for Education Initiatives in California (CENIC); and industry leaders such as Avianet, Dun & Bradstreet, Property Exchange Australia (PEXA), Telerx, TruGreen and Vanguard Logistics Services (USA), Inc.

NOTE: See the accompanying schedules and www.verizon.com/about/investors for reconciliations to generally accepted accounting principles (GAAP) for non-GAAP financial measures cited in this document.

Verizon Communications Inc. (NYSE, Nasdaq: VZ), headquartered in New York, is a global leader in delivering broadband and other wireless and wireline communications services to consumer, business, government and wholesale customers. Verizon Wireless operates America’s most reliable wireless network, with more than 106 million retail connections nationwide. Verizon also provides converged communications, information and entertainment services over America’s most advanced fiber-optic network, and delivers integrated business solutions to customers in more than 150 countries. A Dow 30 company with more than $120 billion in 2013 revenues, Verizon employs a diverse workforce of 178,500. For more information, visit www.verizon.com/news/.

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Verizon News Release, page 6

VERIZON’S ONLINE NEWS CENTER: Verizon news releases, executive speeches and biographies, media contacts and other information are available at Verizon’s online News Center at www.verizon.com/news/. The news releases are available through an RSS feed. To subscribe, visit www.verizon.com/about/rss-feeds/.

Forward-Looking Statements

In this communication we have made forward-looking statements. These statements are based on our estimates and assumptions and are subject to risks and uncertainties. Forward-looking statements include the information concerning our possible or assumed future results of operations. Forward-looking statements also include those preceded or followed by the words “anticipates,” “believes,” “estimates,” “hopes” or similar expressions. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following important factors, along with those discussed in our filings with the Securities and Exchange Commission (the “SEC”), could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: the ability to realize the expected benefits of our transaction with Vodafone in the timeframe expected or at all; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations or adverse conditions in the credit markets affecting the cost, including interest rates, and/or availability of further financing; significantly increased levels of indebtedness as a result of the Vodafone transaction; changes in tax laws or treaties, or in their interpretation; adverse conditions in the U.S. and international economies; material adverse changes in labor matters, including labor negotiations, and any resulting financial and/or operational impact; material changes in technology or technology substitution; disruption of our key suppliers’ provisioning of products or services; changes in the regulatory environment in which we operate, including any increase in restrictions on our ability to operate our networks; breaches of network or information technology security, natural disasters, terrorist attacks or acts of war or significant litigation and any resulting financial impact not covered by insurance; the effects of competition in the markets in which we operate; changes in accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; significant increases in benefit plan costs or lower investment returns on plan assets; and the inability to implement our business strategies.

Verizon Communications Inc.

Condensed Consolidated Statements of Income

(dollars in millions, except per share amounts)

Unaudited	3 Mos. Ended 9/30/14	3 Mos. Ended 9/30/13	% Change	9 Mos. Ended 9/30/14	9 Mos. Ended 9/30/13	% Change

Operating Revenues	$ 31,586	$ 30,279	4.3	$ 93,887	$ 89,485	4.9

Operating Expenses
Cost of services and sales	12,252	10,960	11.8	35,528	32,925	7.9
Selling, general and administrative expense	8,277	8,037	3.0	24,159	24,232	(0.3)
Depreciation and amortization expense	4,167	4,154	0.3	12,465	12,423	0.3

Total Operating Expenses	24,696	23,151	6.7	72,152	69,580	3.7

Operating Income	6,890	7,128	(3.3)	21,735	19,905	9.2
Equity in earnings (losses) of unconsolidated businesses	(48)	19	*	1,811	134	*
Other income and (expense), net	71	20	*	(757)	84	*
Interest expense	(1,255)	(555)	*	(3,633)	(1,606)	*

Income Before Provision for Income Taxes	5,658	6,612	(14.4)	19,156	18,517	3.5
Provision for income taxes	(1,864)	(1,034)	80.3	(5,052)	(2,886)	75.1

Net Income	$ 3,794	$ 5,578	(32.0)	$ 14,104	$ 15,631	(9.8)

Net income attributable to noncontrolling interests	$ 99	$ 3,346	(97.0)	$ 2,248	$ 9,201	(75.6)
Net income attributable to Verizon	3,695	2,232	65.5	11,856	6,430	84.4

Net Income	$ 3,794	$ 5,578	(32.0)	$ 14,104	$ 15,631	(9.8)

Basic Earnings per Common Share
Net income attributable to Verizon	$ .89	$ .78	14.1	$ 3.03	$ 2.24	35.3

Weighted average number of common shares (in millions)	4,152	2,866		3,912	2,866

Diluted Earnings per Common Share (1)
Net income attributable to Verizon	$ .89	$ .78	14.1	$ 3.03	$ 2.24	35.3

Weighted average number of common shares-assuming dilution (in millions)	4,159	2,874		3,919	2,874

Footnotes:

(1)	Diluted Earnings per Common Share includes the dilutive effect of shares issuable under our stock-based compensation plans, which represents the only potential dilution.

Certain reclassifications have been made, where appropriate, to reflect comparable operating results.

*	Not meaningful

Verizon Communications Inc.

Condensed Consolidated Balance Sheets

(dollars in millions)

Unaudited	9/30/14	12/31/13	$ Change

Assets
Current assets
Cash and cash equivalents	$ 7,218	$ 53,528	$ (46,310)
Short-term investments	635	601	34
Accounts receivable, net	13,283	12,439	844
Inventories	1,206	1,020	186
Prepaid expenses and other	2,431	3,406	(975)

Total current assets	24,773	70,994	(46,221)

Plant, property and equipment	230,452	220,865	9,587
Less accumulated depreciation	140,520	131,909	8,611

	89,932	88,956	976

Investments in unconsolidated businesses	818	3,432	(2,614)
Wireless licenses	75,303	75,747	(444)
Goodwill	24,617	24,634	(17)
Other intangible assets, net	5,738	5,800	(62)
Other assets	5,112	4,535	577

Total Assets	$ 226,293	$ 274,098	$ (47,805)

Liabilities and Equity
Current liabilities
Debt maturing within one year	$ 1,603	$ 3,933	$ (2,330)
Accounts payable and accrued liabilities	17,055	16,453	602
Other	8,231	6,664	1,567

Total current liabilities	26,889	27,050	(161)

Long-term debt	107,627	89,658	17,969
Employee benefit obligations	25,770	27,682	(1,912)
Deferred income taxes	42,289	28,639	13,650
Other liabilities	5,750	5,653	97

Equity
Common stock	424	297	127
Contributed capital	11,089	37,939	(26,850)
Reinvested earnings	6,964	1,782	5,182
Accumulated other comprehensive income	1,175	2,358	(1,183)
Common stock in treasury, at cost	(3,465)	(3,961)	496
Deferred compensation - employee stock ownership plans and other	390	421	(31)
Noncontrolling interests	1,391	56,580	(55,189)

Total equity	17,968	95,416	(77,448)

Total Liabilities and Equity	$ 226,293	$ 274,098	$ (47,805)

Verizon – Selected Financial and Operating Statistics

Unaudited	9/30/14	12/31/13

Total debt (in millions)	$109,230	$ 93,591
Net debt (in millions)	$102,012	$ 40,063
Net debt / Adjusted EBITDA (1)	2.3x	1.0x
Common shares outstanding end of period (in millions)	4,150	2,862
Total employees	178,500	176,800
Quarterly cash dividends declared per common share	$ 0.550	$ 0.530

Footnotes:

(1)	Adjusted EBITDA excludes the effects of non-operational items.

The unaudited condensed consolidated balance sheets are based on preliminary information.

Verizon Communications Inc.

Condensed Consolidated Statements of Cash Flows

(dollars in millions)

Unaudited	9 Mos. Ended 9/30/14	9 Mos. Ended 9/30/13	$ Change

Cash Flows from Operating Activities
Net Income	$ 14,104	$ 15,631	$ (1,527)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	12,465	12,423	42
Employee retirement benefits	843	649	194
Deferred income taxes	914	3,011	(2,097)
Provision for uncollectible accounts	684	746	(62)
Equity in earnings of unconsolidated businesses, net of dividends received	(1,785)	(100)	(1,685)
Changes in current assets and liabilities, net of effects from acquisition/disposition of businesses	(816)	(1,078)	262
Other, net	(3,252)	(2,895)	(357)

Net cash provided by operating activities	23,157	28,387	(5,230)

Cash Flows from Investing Activities
Capital expenditures (including capitalized software)	(12,624)	(11,807)	(817)
Acquisitions of investments and businesses, net of cash acquired	(180)	(81)	(99)
Acquisitions of wireless licenses	(343)	(430)	87
Proceeds from dispositions of wireless licenses	2,367	2,111	256
Proceeds from dispositions of businesses	120	—	120
Other, net	230	184	46

Net cash used in investing activities	(10,430)	(10,023)	(407)

Cash Flows from Financing Activities
Proceeds from long-term borrowings	21,575	49,166	(27,591)
Repayments of long-term borrowings and capital lease obligations	(12,594)	(2,392)	(10,202)
Decrease in short-term obligations, excluding current maturities	(426)	(324)	(102)
Dividends paid	(5,653)	(4,420)	(1,233)
Proceeds from sale of common stock	34	76	(42)
Purchase of common stock for treasury	—	(153)	153
Special distribution to noncontrolling interest	—	(3,150)	3,150
Acquisition of noncontrolling interest	(58,886)	—	(58,886)
Other, net	(3,087)	(3,550)	463

Net cash provided by (used in) financing activities	(59,037)	35,253	(94,290)

Increase (decrease) in cash and cash equivalents	(46,310)	53,617	(99,927)
Cash and cash equivalents, beginning of period	53,528	3,093	50,435

Cash and cash equivalents, end of period	$ 7,218	$ 56,710	$ (49,492)

Footnotes:

Certain reclassifications of prior period amounts have been made, where appropriate, to reflect comparable operating results.

Verizon Communications Inc.

Wireless – Selected Financial Results

(dollars in millions)

Unaudited	3 Mos. Ended 9/30/14	3 Mos. Ended 9/30/13	% Change	9 Mos. Ended 9/30/14	9 Mos. Ended 9/30/13	% Change

Operating Revenues
Retail service	$ 17,556	$ 16,776	4.6	$ 52,090	$ 49,367	5.5
Other service	800	740	8.1	2,331	1,955	19.2

Service	18,356	17,516	4.8	54,421	51,322	6.0

Equipment	2,480	1,924	28.9	6,737	5,690	18.4
Other	999	959	4.2	3,039	2,886	5.3

Total Operating Revenues	21,835	20,399	7.0	64,197	59,898	7.2

Operating Expenses
Cost of services and sales	7,043	5,652	24.6	19,641	17,102	14.8
Selling, general and administrative expense	5,698	5,801	(1.8)	16,991	16,915	0.4
Depreciation and amortization expense	2,139	2,060	3.8	6,307	6,113	3.2

Total Operating Expenses	14,880	13,513	10.1	42,939	40,130	7.0

Operating Income	$ 6,955	$ 6,886	1.0	$ 21,258	$ 19,768	7.5
Operating Income Margin	31.9%	33.8%		33.1%	33.0%

Segment EBITDA	$ 9,094	$ 8,946	1.7	$ 27,565	$ 25,881	6.5
Segment EBITDA Service Margin	49.5%	51.1%		50.7%	50.4%

Footnotes:

The segment financial results and metrics above are adjusted to exclude the effects of non-operational items, as the Company’s chief operating decision maker excludes these items in assessing business unit performance.

Intersegment transactions have not been eliminated.

Certain reclassifications have been made, where appropriate, to reflect comparable operating results.

Verizon Communications Inc.

Wireless – Selected Operating Statistics

Unaudited	9/30/14	9/30/13	% Change

Connections (‘000)
Retail postpaid	100,103	95,185	5.2
Retail prepaid	6,053	5,965	1.5

Retail	106,156	101,150	4.9

Unaudited	3 Mos. Ended 9/30/14	3 Mos. Ended 9/30/13	% Change	9 Mos. Ended 9/30/14	9 Mos. Ended 9/30/13	% Change

Net Add Detail (‘000) (1)
Retail postpaid	1,516	927	63.5	3,496	2,545	37.4
Retail prepaid	9	134	(93.3)	5	274	(98.2)

Retail	1,525	1,061	43.7	3,501	2,819	24.2

Account Statistics
Retail Postpaid Accounts (‘000) (2)				35,435	34,972	1.3
Retail postpaid ARPA	$ 161.24	$ 155.74	3.5	$ 160.21	$ 152.84	4.8
Retail postpaid connections per account (2)				2.82	2.72	3.7

Churn Detail
Retail postpaid	1.00%	0.97%		1.00%	0.97%
Retail	1.29%	1.28%		1.30%	1.27%

Retail Postpaid Connection Statistics
Total Smartphone postpaid % of phones activated	91.0%	84.9%		90.6%	84.5%
Total Smartphone postpaid phone base (2)				76.5%	67.2%
Total Internet postpaid base (2)				13.1%	10.2%

Other Operating Statistics
Capital expenditures (in millions)	$ 2,483	$ 2,450	1.3	$ 7,808	$ 6,720	16.2

Footnotes:

(1)	Connection net additions exclude acquisitions and adjustments.

(2)	Statistics presented as of end of period.

The segment financial results and metrics above are adjusted to exclude the effects of non-operational items, as the Company’s chief operating decision maker excludes these items in assessing business unit performance.

Intersegment transactions have not been eliminated.

Certain reclassifications have been made, where appropriate, to reflect comparable operating results.

Verizon Communications Inc.

Wireline – Selected Financial Results

(dollars in millions)

Unaudited	3 Mos. Ended 9/30/14	3 Mos. Ended 9/30/13	% Change	9 Mos. Ended 9/30/14	9 Mos. Ended 9/30/13	% Change

Operating Revenues
Consumer retail	$ 3,902	$ 3,735	4.5	$ 11,606	$ 11,020	5.3
Small business	613	639	(4.1)	1,858	1,912	(2.8)

Mass Markets	4,515	4,374	3.2	13,464	12,932	4.1

Strategic services	2,068	2,048	1.0	6,214	6,059	2.6
Core	1,316	1,491	(11.7)	4,099	4,590	(10.7)

Global Enterprise	3,384	3,539	(4.4)	10,313	10,649	(3.2)

Global Wholesale	1,552	1,631	(4.8)	4,713	4,992	(5.6)
Other	125	113	10.6	379	339	11.8

Total Operating Revenues	9,576	9,657	(0.8)	28,869	28,912	(0.1)

Operating Expenses
Cost of services and sales	5,325	5,342	(0.3)	16,006	15,925	0.5
Selling, general and administrative expense	2,048	2,094	(2.2)	6,228	6,517	(4.4)
Depreciation and amortization expense	1,978	2,074	(4.6)	6,016	6,254	(3.8)

Total Operating Expenses	9,351	9,510	(1.7)	28,250	28,696	(1.6)

Operating Income	$ 225	$ 147	53.1	$ 619	$ 216	*
Operating Income Margin	2.3%	1.5%		2.1%	0.7%

Segment EBITDA	$ 2,203	$ 2,221	(0.8)	$ 6,635	$ 6,470	2.6
Segment EBITDA Margin	23.0%	23.0%		23.0%	22.4%

Footnotes:

The segment financial results and metrics above are adjusted to exclude the effects of non-operational items, as the Company’s chief operating decision maker excludes these items in assessing business unit performance.

Intersegment transactions have not been eliminated.

Certain reclassifications have been made, where appropriate, to reflect comparable operating results.

*	Not meaningful

Verizon Communications Inc.

Wireline – Selected Operating Statistics

Unaudited	9/30/14	9/30/13	% Change

Connections (‘000)
FiOS Video Subscribers	5,533	5,170	7.0
FiOS Internet Subscribers	6,471	5,946	8.8
FiOS Digital Voice residence connections	4,514	4,069	10.9

FiOS Digital connections	16,518	15,185	8.8

HSI	2,675	3,049	(12.3)
Total Broadband connections	9,146	8,995	1.7
Primary residence switched access connections	5,794	6,821	(15.1)
Primary residence connections	10,308	10,890	(5.3)

Total retail residence voice connections	10,743	11,421	(5.9)
Total voice connections	20,089	21,457	(6.4)

Unaudited	3 Mos. Ended 9/30/14	3 Mos. Ended 9/30/13	% Change	9 Mos Ended 9/30/14	9 Mos Ended 9/30/13	% Change

Net Add Detail (‘000)
FiOS Video Subscribers	114	135	(15.6)	271	444	(39.0)
FiOS Internet Subscribers	162	173	(6.4)	399	522	(23.6)
FiOS Digital Voice residence connections	74	252	(70.6)	266	842	(68.4)

FiOS Digital connections	350	560	(37.5)	936	1,808	(48.2)

HSI	(93)	(117)	(20.5)	(268)	(322)	(16.8)
Total Broadband connections	69	56	23.2	131	200	(34.5)
Primary residence switched access connections	(213)	(379)	(43.8)	(687)	(1,161)	(40.8)
Primary residence connections	(139)	(127)	9.4	(421)	(319)	32.0

Total retail residence voice connections	(160)	(162)	(1.2)	(486)	(428)	13.6
Total voice connections	(302)	(371)	(18.6)	(996)	(1,046)	(4.8)

Revenue and ARPU Statistics
Consumer ARPU	$ 125.32	$ 113.65	10.3	$ 122.60	$ 110.81	10.6
FiOS revenues (in millions)	$ 3,200	$ 2,823	13.4	$ 9,366	$ 8,187	14.4
Strategic services as a % of total Enterprise revenues	61.1%	57.9%		60.3%	56.9%

Other Operating Statistics
Capital expenditures (in millions)	$ 1,464	$ 1,518	(3.6)	$ 4,194	$ 4,467	(6.1)

Wireline employees (‘000)				79.4	83.6
FiOS Video Open for Sale (‘000)				15,602	14,824
FiOS Video penetration				35.5%	34.9%
FiOS Internet Open for Sale (‘000)				15,945	15,167
FiOS Internet penetration				40.6%	39.2%

Footnotes:

The segment financial results and metrics above are adjusted to exclude the effects of non-operational items, as the Company’s chief operating decision maker excludes these items in assessing business unit performance.

Intersegment transactions have not been eliminated.

Certain reclassifications have been made, where appropriate, to reflect comparable operating results.

Verizon Communications Inc.

Reconciliations – Consolidated Verizon

Adjusted Operating Revenues

(dollars in millions)

Unaudited						3 Mos. Ended 9/30/13	3 Mos. Ended 9/30/14

Consolidated Operating Revenues						$ 30,279	$ 31,586
Impact of Divested Operations						(157)	—

Consolidated Adjusted Operating Revenues						$ 30,122	$ 31,586
Year over Year Growth							4.9%

Adjusted EBITDA

						(dollars in millions)
Unaudited	3 Mos. Ended 3/31/13	3 Mos. Ended 6/30/13	3 Mos. Ended 9/30/13	3 Mos. Ended 12/31/13	3 Mos. Ended 3/31/14	3 Mos. Ended 6/30/14	3 Mos. Ended 9/30/14

Verizon Consolidated EBITDA
Consolidated net income	$ 4,855	$ 5,198	$ 5,578	$ 7,916	$ 5,986	$ 4,324	$ 3,794
Add/(Subtract):
Provision for income taxes	864	988	1,034	2,844	968	2,220	1,864
Interest expense	537	514	555	1,061	1,214	1,164	1,255
Other (income) and expense, net	(39)	(25)	(20)	250	894	(66)	(71)
Equity in (earnings) losses of unconsolidated businesses	5	(120)	(19)	(8)	(1,902)	43	48

Operating income	6,222	6,555	7,128	12,063	7,160	7,685	6,890
Add Depreciation and amortization expense	4,118	4,151	4,154	4,183	4,137	4,161	4,167

Consolidated EBITDA	$ 10,340	$ 10,706	$ 11,282	$ 16,246	$ 11,297	$ 11,846	$ 11,057

Other Items (Before Tax)
Severance, Pension, and Benefit Credits	—	(237)	—	(5,995)	—	—	—
Gain on Spectrum License Transactions	—	—	(278)	—	—	(707)	—
Impact of Divested Operations	(10)	(8)	(8)	(17)	(6)	(6)	—

	(10)	(245)	(286)	(6,012)	(6)	(713)	—

Consolidated Adjusted EBITDA	$ 10,330	$ 10,461	$ 10,996	$ 10,234	$ 11,291	$ 11,133	$ 11,057

Net Debt to Adjusted EBITDA Ratio

(dollars in millions)

Unaudited	12/31/13		9/30/14

Verizon Net Debt
Debt maturing within one year	$ 3,933		$ 1,603
Long-term debt	89,658		107,627

Total Debt	93,591		109,230
Less Cash and cash equivalents	53,528		7,218

Net Debt	$ 40,063		$ 102,012

Net Debt to Adjusted EBITDA Ratio	1.0	x	2.3	x

Adjusted EPS

Unaudited	3 Mos. Ended 9/30/13	3 Mos. Ended 9/30/14

Earnings Per Common Share, Reported	$0.78	$0.89
Gain on Spectrum License Transactions	(0.02)	—
Wireless Transaction Costs	0.01	—

Adjusted EPS	$0.77	$0.89

Verizon Communications Inc.

Reconciliations – Segments

Wireless

(dollars in millions)

Unaudited	3 Mos. Ended 9/30/13	3 Mos. Ended 9/30/14	9 Mos. Ended 9/30/13	9 Mos. Ended 9/30/14

Wireless Segment EBITDA
Operating income	$ 6,886	$ 6,955	$ 19,768	$ 21,258
Add Depreciation and amortization expense	2,060	2,139	6,113	6,307

Wireless Segment EBITDA	$ 8,946	$ 9,094	$ 25,881	$ 27,565

Wireless total operating revenues	$ 20,399	$ 21,835	$ 59,898	$ 64,197

Wireless service revenues	$ 17,516	$ 18,356	$ 51,322	$ 54,421

Wireless operating income margin	33.8%	31.9%	33.0%	33.1%

Wireless Segment EBITDA service margin	51.1%	49.5%	50.4%	50.7%

Wireline

(dollars in millions)

Unaudited	3 Mos. Ended 9/30/13	3 Mos. Ended 9/30/14	9 Mos. Ended 9/30/13	9 Mos. Ended 9/30/14

Wireline Segment EBITDA
Operating income	$ 147	$ 225	$ 216	$ 619
Add Depreciation and amortization expense	2,074	1,978	6,254	6,016

Wireline Segment EBITDA	$ 2,221	$ 2,203	$ 6,470	$ 6,635

Wireline total operating revenues	$ 9,657	$ 9,576	$ 28,912	$ 28,869

Wireline operating income margin	1.5%	2.3%	0.7%	2.1%

Wireline Segment EBITDA margin	23.0%	23.0%	22.4%	23.0%